Member Of Board Of Directors

Resignation Letter

To the Board of Directors of Domain Media Corp., (the “Company”):

I, the undersigned, Jonathan Bonghi, hereby resign as a member of the Board of Directors of Domain Media Corp. (the “Company”), effective as of January 26th, 2016.

This resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with my resignation, I hereby represent that as of the date of this letter, I have no claim against the Company for any outstanding remuneration, loans, fees due or compensation of any kind.

Dated:

January 26, 2016

/s/ Jonathan Bonghi

    Jonathan Bonghi